UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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☑ Preliminary Information Statement

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     Definitive Information Statement

Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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VARIABLE PORTFOLIO-PARTNERS SMALL CAP VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

            , 2014

As a shareholder of the Variable Portfolio-Partners Small Cap Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the change in control of one of the Fund’s existing subadvisers, which triggered the need for a New Subadvisory Agreement (as defined below) with such subadviser. This notice presents only an overview of the more complete Information Statement regarding this event that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement provides information about the New Subadvisory Agreement triggered by the change of control of one of the Fund’s subadviser, River Road Asset Management, LLC (“River Road”). River Road was owned by Aviva Investors North America Holdings, Inc. (“Aviva”), an indirectly wholly-owned subsidiary of Aviva plc (UK). Aviva agreed to sell or otherwise convey its interest in River Road to Affiliated Managers Group, Inc. and certain employees of River Road (the “Transaction”). The closing of the Transaction (the “Closing”) resulted in a change of control of River Road under the Investment Company Act of 1940, as amended, and the automatic termination of the previous subadvisory agreement (the “Previous Subadvisory Agreement”) between Columbia Management Investment Advisers, LLC (“Columbia Management”) and River Road relating to, among other things, the provision by River Road of subadvisory services to the Fund. At a meeting of the Board of Trustees (the “Board”) of the Trust on April 9-11, 2014, the Board approved a new subadvisory agreement (the “New Subadvisory Agreement”) between Columbia Management and River Road, subject to the Closing, which occurred on June 30, 2014. The New Subadvisory Agreement went into effect on June 30, 2014. The New Subadvisory Agreement is materially identical to the Previous Subadvisory Agreement, including with respect to the fee rate payable to River Road by Columbia Management.

Columbia Management has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits Columbia Management, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this Notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the full Information Statement on the Fund’s website at https://www.columbiamanagement.com/forms-literature/information-statements. The Information Statement will be available on the website until at least             , 2014. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by             , 2015. If you do not request a paper or email copy

by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling (toll-free) 800-345-6611.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

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VARIABLE PORTFOLIO-PARTNERS SMALL CAP VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about            , 2014. This Information Statement is being made available to shareholders of Variable Portfolio-Partners Small Cap Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (“Columbia Management” or the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits Columbia Management, subject to certain conditions, including the approval by the Fund’s Board of Trustees (the “Board”), to retain an unaffiliated subadviser (or subadvisers), without obtaining shareholder approval, that Columbia Management believes is (are) well suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

Columbia Management, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the “IMS Agreement”) dated March 1, 2011 and most recently renewed on April 11, 2014. The Fund has multiple subadvisers who each manage a portion of the Fund’s assets, or a “sleeve” of the Fund. Under the IMS Agreement, Columbia Management monitors the performance of Fund subadvisers on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, Columbia Management receives a management fee from the Fund and, from this management fee, Columbia Management pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with Columbia Management under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by Columbia Management, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and Columbia Management’s policies.

RIVER ROAD ASSET MANAGEMENT, LLC AND THE NEW SUBADVISORY AGREEMENT

River Road Asset Management, LLC (“River Road”) was owned by Aviva Investors North America Holdings, Inc. (“Aviva”), an indirectly wholly-owned subsidiary of Aviva plc (UK). Aviva agreed to sell or otherwise convey its interest in River Road to Affiliated Managers Group, Inc. and certain employees of River Road (the “Transaction”). The closing of the Transaction (the “Closing”) resulted in a change of control of River Road under the 1940 Act and the automatic termination of the previous subadvisory agreement (the “Previous Subadvisory Agreement”) between Columbia Management and River Road relating to, among other things, the provision by River Road of subadvisory services to the Fund. At a meeting of the Board on April 9-11, 2014, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved a new subadvisory agreement (the “New Subadvisory Agreement”) between

Columbia Management and River Road, subject to the Closing, which occurred on June 30, 2014. The New Subadvisory Agreement went into effect on June 30, 2014. The New Subadvisory Agreement is materially identical to the Previous Subadvisory Agreement, including with respect to fees.

IMS Fees Paid to Columbia Management and Subadvisory Fees Paid to River Road

Under the IMS Agreement, the Fund pays Columbia Management a management fee as follows:

Variable Portfolio-Partners Small Cap Value Fund

Net Assets (billions)	Annual rate at each asset level
First $0.25	0.970%
Next $0.25	0.945%
Next $0.25	0.920%
Next $0.25	0.895%
Over $1.0	0.870%

The table above represents the fee rate paid by the Fund to Columbia Management, which did not change as a result of the Closing. Columbia Management, in turn, compensates River Road out of its own assets, calculated at the following rate (which did not change as a result of the Closing):

•	0.50% on all assets

	Fees paid by the Fund to Columbia Management for the period from January 1, 2014 through June 30, 2014*	Fees paid by Columbia Management to River Road for the period from January 1, 2014 to June 30, 2014
Variable Portfolio-Partners Small Cap Value Fund (fiscal year ending on 12/31/14)	$8,458,373.97	$921,424.53

*	Columbia Management pays River Road from these fees. In addition, Columbia Management paid the Fund’s other subadvisers from these fees, which were $939,514.99 for Barrow, Hanley, Mewhinney & Strauss, LLC, $982,588.84 for Denver Investment Advisors, LLC, $1,027,460.47 for Donald Smith & Co., Inc., and $684,688.60 for Turner Investment Partners, L.P., respectively, for the same period

INFORMATION ABOUT RIVER ROAD

River Road is a Delaware limited liability company founded in April 2005. As of June 30, 2014, River Road had approximately $8.5 billion in assets under management. River Road’s principal offices are located at 462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202.

The following table provides information on the principal executive officers and directors of River Road.

Name	Title/Responsibilities	Address

James Carl Shircliff	Chief Investment Officer	462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202

Richard Andrew Beck	Chief Executive Officer, President	462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202

Thomas Dignan Mueller	Chief Operating Officer, Chief Compliance Officer	462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202

Henry Williams Sanders	Executive Vice President, Senior Portfolio Manager	462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202

Greg Edward Deuser	Chief Risk Officer	462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202

Thomas Stephen Forsha	Co-Chief Investment Officer	462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202

Other Funds with Similar Investment Objectives Managed by River Road

Name	Assets Managed by River Road as of June 30, 2014	Fee Rate Paid to River Road
Aston/River Road Small Cap Value Fund	$290,405,048	0.45% of assets*

*	River Road serves as subadviser.

BOARD CONSIDERATION AND APPROVAL OF THE NEW SUBADVISORY AGREEMENT

At the April 9-11, 2014 Board meeting (the April Meeting), the Board considered the New Subadvisory Agreement between Columbia Management and River Road, with respect to River Road’s management of the Fund in light of the Transaction. Independent legal counsel to the Independent Trustees reviewed the SEC-enumerated factors that should be considered by a board in determining whether to approve a new investment management services or subadvisory agreement and stated that the Board should use these factors in its consideration of the approval of the New Subadvisory Agreement.

Nature, Extent and Quality of Services Provide by River Road

The Board considered its analysis of various reports and presentations received by it and its Committees, at the April Meeting as part of the 15(c) review process, detailing the services performed by River Road, as subadviser for the Fund, as well as its history, reputation, expertise, resources and relative capabilities, and the qualifications of its personnel. The Board also recalled its analysis of the capabilities and financial condition of River Road earlier at the April Meeting and noted Columbia Management’s representation that River Road has the capability and wherewithal to carry out its responsibilities under the New Subadvisory Agreement (after the closing of the Transaction). The Board observed that it had earlier in the April Meeting considered and approved the renewal of the Previous Subadvisory Agreement for the period prior to the close of the Transaction and, assuming the Transaction did not close, and observed its related consideration of the quality of services provided by River Road and the fees paid under the Previous Subadvisory Agreement. It was observed that the New Subadvisory Agreement is identical in all material respects to the Previous Subadvisory Agreement. Accordingly, with respect to the review of the New Subadvisory Agreement, the Board focused its review on the Transaction and any expected impact on the management of the Fund, none of which was anticipated.

The Board observed that it had previously approved River Road’s code of ethics and compliance program, that the Chief Compliance Officer of the Fund continues to monitor the code and the program, and that no material concerns have been reported. The Board noted the impending change in control at River Road and, in this connection, noted that it was comfortable with the future financial strength of River Road based on Columbia Management’s review of River Road’s post-Transaction projected financials and representations from management in this regard. The Board also noted that no material changes were expected to River Road’s personnel, investment philosophy and investment process or compliance policies and procedures post-Transaction and that as part of the separation from Aviva, River Road began transitioning shared services, such as certain human resources and disaster recovery functions that were shared services with Aviva. The Board also discussed the acceptability of the terms of the New Subadvisory Agreement, including that, other than the date of effectiveness, the New Subadvisory Agreement is identical to the Previous Subadvisory Agreement, which was renewed earlier in the meeting. The Board recalled its considerations regarding River Road earlier in the April Meeting, including its conclusion that River Road was in a position to provide a high quality and level of services to the Fund.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, including, in particular, the performance of the River Road-managed portion of the Fund (discussed below), as well as Columbia Management’s recommendation that the Board approve entering into the New Subadvisory Agreement with River Road, which is unaffiliated with Columbia Management, the Board concluded that River Road appeared to be in a position to continue to provide services of a reasonable high quality to the Fund post consummation of the Transaction.

Investment Performance of River Road

For purposes of evaluating the nature, extent and quality of services provided under the New Subadvisory Agreement, the Board recalled its careful review of the investment performance of the River Road-managed portion of the Fund earlier in the April Meeting. In this regard, the Board considered its earlier observation that the Fund’s investment performance met expectations. Additionally, the Board reviewed Columbia Management’s process for selecting and monitoring River Road and other subadvisers. The Board considered, in particular, management’s rationale for recommending the continued retention of River Road.

Comparative Fees, Costs of Services Provided and Profitability

The Board recalled their earlier review, at the April Meeting, of comparative fees and the costs of services to be provided under the New Subadvisory Agreement. The Board reviewed the proposed level of subadvisory fees under the New Subadvisory Agreement, noting that the proposed subadvisory fees payable to River Road would be paid by Columbia Management and would not impact the fees paid by the Fund. The Board observed that fees paid under the New Subadvisory Agreement are identical to those paid under the Previous Subadvisory Agreement, which was reviewed and approved earlier at the April Meeting. The Board concluded that the Fund’s subadvisory fees continue to be fair and reasonable in light of the extent and quality of services that the Fund receives.

Economies of Scale

The Board recognized that, because River Road’s fees would be paid by Columbia Management and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board’s consideration of the Fund’s IMS Agreement, which was separately considered and renewed earlier at the April Meeting.

Based on the foregoing, including all of the information received and presented (including the information reviewed and considered earlier at the April Meeting), the Board, including all of the Independent Trustees, concluded that the subadvisory fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative.

On April 11, 2014, the Board, including all of the Independent Trustees, unanimously approved the New Subadvisory Agreement.

FUND ASSETS

For a mutual fund managed by multiple subadvisers, such as the Fund, Columbia Management, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. As of June 30, 2014, the Fund’s assets were managed as follows:

Barrow, Hanley, Mewhinney & Strauss, LLC	Denver Investment Advisors LLC	Donald Smith & Co., Inc.	River Road Asset Management, LLC	Turner Investment Partners, L.P.*
24%	19%	20%	19%	18%

*	Effective August 20, 2014, Snow Capital Management, L.P. and Segall Bryant & Hamill LLC are replacing Turner Investment Partners, L.P. as subadvisers to the Fund.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, Columbia Management (and certain of its affiliates) receive compensation for providing other services to the Fund.

Administrator

Columbia Management serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of June 30, 2014, Columbia Management through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co of New York (located at 20 Madison Avenue Extension, Albany, NY 12203) owned 100% of the outstanding shares.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

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